Exhibit 99.1

NEWS RELEASE

Joel Achramowicz Director, Investor Relations Tel: 1 408.239.8630 Joel.Achramowicz@pmcs.com	Kim Mason Manager, Corporate Communications Tel: 1 604.415.6239 kim.mason@pmcs.com

PMC-Sierra Announces Receipt of

Unsolicited Proposal from Microsemi Corporation

Reiterates Commitment to Skyworks Transaction

Announces Intention to Enter into Discussions with Microsemi

SUNNYVALE, Calif., October 30, 2015 – PMC-Sierra, Inc. (PMC®) (NASDAQ: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today announced that it has received an unsolicited proposal from Microsemi Corporation (NASDAQ: MSCC) to acquire all of the outstanding shares of PMC common stock, in a cash and stock transaction. Under the terms of Microsemi’s proposal, PMC stockholders would receive $9.04 in cash and 0.0771 of a share of Microsemi common stock for each share of PMC common stock held at the close of the transaction. Based on the closing stock price of Microsemi common stock on Oct. 29, 2015, the Microsemi proposal was valued at $11.88 per share of PMC common stock.

PMC had previously announced (on October 30, 2015) that it had entered into an amended and restated merger agreement with Skyworks Solutions, Inc. (NASDAQ: SWKS) pursuant to which Skyworks would acquire all of the outstanding shares of PMC common stock for $11.60 per share in an all-cash transaction.

PMC’s board of directors is evaluating Microsemi’s proposal and has not made a determination as to whether the proposal constitutes a Superior Proposal under the terms of PMC’s merger agreement with Skyworks. However, PMC’s board of directors believes, after consultation with its financial advisors and outside legal counsel, that the Microsemi proposal would reasonably be expected to lead to a Superior Proposal, and that the failure to participate in discussions with Microsemi would reasonably be expected to be inconsistent with the board’s fiduciary duties, so it has determined to engage in discussions with Microsemi. There can be no assurances that any definitive agreement or transaction will result from the Microsemi proposal or PMC’s discussions with Microsemi.

PMC’s board of directors continues to recommend the amended and restated merger agreement with Skyworks to its stockholders. PMC’s board of directors is not modifying or withdrawing its recommendation with respect to the amended and restated merger agreement and the merger with Skyworks, or proposing to do so, and is not making any recommendation with respect to the Microsemi proposal.

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Qatalyst Partners LP and Needham & Company, LLC are acting as financial advisors to PMC and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor.

About PMC

PMC (NASDAQ: PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, PMC is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

Additional Information and Where You Can Find It

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the proposed Skyworks transaction. Additionally, PMC may file other relevant materials with the SEC in connection with the proposed Skyworks transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks, the proposed transaction, and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials with respect to the proposed merger with Skyworks carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed merger with Skyworks because they will contain important information about the proposed merger and the parties to the merger.

This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between PMC and Microsemi is agreed, Microsemi will prepare and file a registration statement and proposed Exchange Offer documents related to the proposed transaction. PMC, and possibly Microsemi, may also file other documents with the SEC regarding the proposed transaction. PMC will file a Recommendation Statement on Schedule 14D-9 with the SEC and expects to file amendments thereto. This document is not a substitute for any prospectus, Schedule 14D-9 or any other document which PMC or Microsemi may file with the SEC in connection with the proposed transaction. If a negotiated transaction between PMC and Microsemi is agreed, investors and security holders are urged to read the Recommendation Statement on Schedule 14D-9 and the other relevant materials with respect to the proposed transaction with Microsemi carefully and in their entirety when they become available before making any investment decision with respect to the proposed transaction with Microsemi, because they will contain important information about the proposed transaction with Microsemi.

Investors and security holders will be able to obtain free copies of the proxy statement or the Recommendation Statement on Schedule 14D-9, as applicable, and relevant other documents filed with the SEC by PMC, Skyworks and/or Microsemi through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement, Recommendation Statement on Schedule 14D-9 and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

PMC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement with Skyworks. Information regarding PMC’s directors and executive officers and their ownership of PMC’s common stock is contained in PMC’s Form 10-K for the year ended December 27, 2014, and its proxy statement dated March 20, 2015, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

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Forward-Looking Statements

This press release contains statements that may be deemed to be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements are based on PMC and its board of directors’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in these statements. These statements include the statement that the Microsemi proposal was valued at $11.88 per share of PMC common stock based on the closing price of Microsemi stock on Oct. 29, 2015, and the statement that PMC’s board of directors has not made a determination as to whether the Microsemi proposal constitutes or would be reasonably likely to lead to a Superior Proposal under the terms of PMC’s merger agreement with Skyworks. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the determinations made by PMC’s board of directors following its evaluation of the Microsemi proposal; actions of Skyworks in response to any discussions with Microsemi; the results of discussions with Microsemi; the impact of actions of other parties with respect to any discussions and the potential consummation of the proposed transaction with Skyworks; the outcome of any legal proceedings that could be instituted against PMC or its directors related to the discussions or the proposed merger agreement with Skyworks; changes in the proposal from Microsemi; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement with Skyworks; the inability to complete the proposed merger with Skyworks due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the proposed merger agreement with Skyworks; risks that the proposed transaction with Skyworks or Microsemi disrupts current plans and operations; potential difficulties in employee retention as a result of the proposed merger with Skyworks or the Microsemi proposal; the possibility that various conditions to the consummation of the Microsemi exchange offer and merger may not be satisfied or waived, including the receipt of all regulatory approvals related to the merger; the failure of Microsemi to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; uncertainty as to how many shares of PMC common stock will be tendered into the Microsemi exchange offer; the risk that the Microsemi exchange offer and merger will not close within the anticipated time periods; risks related to the ultimate outcome and results of integrating the operations of Microsemi and PMC, the ultimate outcome of Microsemi’s operating strategy applied to PMC and the ultimate ability to realize synergies; the effects of the business combination of Microsemi and PMC, including the combined company’s future financial condition, operating results, strategy and plans; risks related to Microsemi’s ability to successfully implement its acquisitions strategy or integrate other acquired companies; uncertainty as to the future profitability of businesses acquired by Microsemi, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions by Microsemi; risks related to Microsemi’s reliance on government contracts for a significant portion of its sales, including impacts of any termination or renegotiation of such contracts, uncertainties of governmental appropriations and national defense policies and priorities and effects of any past or future government shutdowns; the risk of downturns in the highly cyclical semiconductor industry; the effects of local and national economic, credit and capital market conditions on the proposed transactions or on the economy in general, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014, and our most recent quarterly report filed with the SEC and Microsemi’s Annual Report on Form 10-K for the year ended September 28, 2014 and its most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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© Copyright PMC-Sierra, Inc. 2015. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS is a trademark of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc